SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2003

KNIGHT TRADING GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Knight Trading Group, Inc.

Current Report on Form 8-K

Item 7.	Financial Statements and Exhibits.

a. Financial Statements

Not required

b. Pro forma Financial Information

Not required

c. Exhibits

None

Item 9.	Regulation FD Disclosure

Rule 10b5-1(c) of Regulation FD of the Securities Exchange Act of 1934 provides an exemption to the insider trading rules in the form of an affirmative defense. According to the Securities and Exchange Commission, the provision “is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision and will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and the carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information.”

Pursuant to Rule 10b5-1(c), Robert M. Lazarowitz, a member of the Registrant’s Board of Directors, has informed the Registrant that he adopted a number of written plan agreements relating to future sales of a portion of Knight Trading Group, Inc. Class A Common Stock beneficially owned by him. Mr. Lazarowitz is entering into the 10b5-1(c) plans in order to diversify his financial holdings in an orderly fashion over an extended period of time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: December 18, 2003

KNIGHT TRADING GROUP, INC.

By:	/s/ John H. Bluher

Name:	John H. Bluher
Title:	Executive Vice President, General Counsel and Secretary